1-800-945-7000	DEAL # 15967 Florida **Motor Vehicle Lease Agreement**	Lease Date: 04/27/2005
JAGUAR CREDIT	Lessee (and Co-Lessee) - Name and Address (including County): AZUR INTERNATIONAL INC 101 NE 3RD AVE #1220 FORT LAUDERDALE FL 33301 BROWARD Lessor - Name and Address: ALPINE JAGUAR 6606 N ANDREWS AVE FT. LAUDERDALE, FL 33309	

"Jaguar Credit" is Jaguar Credit. The "Holder" is ______________ and its assigns. By signing "You" (Lessee and Co-Lessee) agree to lease this Vehicle according to the terms on the front and back of this lease.

New/Used/Demo	Mileage at Delivery	Year/Make/Model	GVW if Truck (lbs.)	Vehicle Identification Number	Vehicle Use
NEW	000040	2005 JAGUAR XJR ALUMINU		SAJWA73B45TG39943	B

TRADE-IN N.A. (Year, Make, Model) N.A. (Gross Allowance) N.A. (Amount Owing)

Amount Due At Lease Signing or Delivery (Itemized Below) *	Monthly Payments	Other Charges (not part of Your monthly payment)	Total of Payments (The amount You will have paid by the end of the lease)
$ 3400.09	Your first monthly payment of $ 1579.60 is due on 04/27/05, followed by 35 payments of $ 1579.60 due on the 27TH day of each month. The total of Your monthly payments is $ 56865.60	Disposition fee (If You do not purchase the Vehicle) 395.00 N.A. N.A. Total $ 395.00	$ 57481.09

* Itemization of Amount Due at Lease Signing or Delivery

Amounts Due At Lease Signing or Delivery:	
Capitalized cost reduction	$ N.A.
First monthly payment	1579.60
Refundable security deposit	1600.00
Title fees	N.A.
Registration fees	150.00
FL FEES	66.50
	N.A.
TAXES SALES/USE/LUXURY	3.99
	N.A.
Total	$ 3400.09

How the Amount Due At Lease Signing or Delivery will be paid:	
Net trade-in allowance	$ N.A.
Rebates and noncash credits	N.A.
Amount to be paid in cash	3400.09
	N.A.
Total	$ 3400.09

Your monthly payment is determined as shown below:

Gross capitalized cost. The agreed upon value of the Vehicle ($ 82795.00) and any items You pay over the lease term (such as service contracts, insurance, and any outstanding prior credit or lease balance) (Itemized below)**		$ 83290.00
Capitalized cost reduction. The amount of any net trade-in allowance, rebate, noncash credit, or cash that You pay that reduces the gross capitalized cost	−	N.A.
Adjusted capitalized cost. The amount used in calculating Your base monthly payment	=	83290.00
Residual value. The value of the Vehicle at the end of the lease used in calculating Your base monthly payment	−	39741.60
Depreciation and any amortized amounts. The amount charged for the Vehicle's decline in value through normal use and for other items paid over the lease term	=	43548.40
Rent charge. The amount charged in addition to the depreciation and any amortized amounts	+	10098.44
Total of base monthly payments. The depreciation and any amortized amounts plus the rent charge	=	53646.84
Lease payments. The number of payments in Your lease	÷	36
Base monthly payment	=	1490.19
Monthly sales / use tax	+	89.41
	+	N.A.
	+	N.A.
Total monthly payment		$ 1579.60
Lease term in months.		36

Early Termination. You may have to pay a substantial charge if You end this lease early. The charge may be up to several thousand dollars. The actual charge will depend on when the lease is terminated. The earlier You end the lease, the greater this charge is likely to be.

Excess Wear and Use. You may be charged for excessive wear based on our standards for normal use. At the scheduled end of this lease, unless You purchase the Vehicle, **You must pay** to Lessor 20 cents per mile for each mile in excess of 45,000 miles shown on the odometer. See items 3 and 7 on back for additional excess wear and use terms.

Extra Mileage Option Credit. At the scheduled end of this lease, You will receive a credit of NA cents per unused mile for the number of unused miles between NA and NA miles, less any amounts You owe under this lease. You will not receive any credit if the Vehicle is destroyed, if You terminate Your lease early, exercise any purchase option, are in default or the credit is less than **$1.00.**

Purchase Option at End of Lease Term. $ 39741.60 **plus official fees and taxes is Your lease and purchase option price.** You have the option to purchase the Vehicle from Lessor in cash for the purchase option price at the end of the lease term if You are not in default.

or the Vehicle's manufacturer, extends a written warranty or service contract covering the Vehicle within 90 days from the date of this lease, You get implied warranties of merchantability and fitness for a particular purpose covering the Vehicle. Otherwise, You understand and agree that there are no such implied warranties, except as otherwise required by state law.

taxes may be higher or lower depending on the tax rates in effect or the value of the leased property at the time a fee or tax assessed.

LESSOR SERVICES (See Item 2 on back) N.A.

LATE PAYMENTS You will pay a late charge on each payment that is not received within **10 days** after it is due. The charge is **5%** of the full amount of the scheduled payment or **$50.00** whichever is less

OPTIONAL INSURANCE

This coverage is not required to enter into this lease.
Insurance Type N.A.
Coverage N.A.
Total Premiums $

THIS IS A LEASE AGREEMENT.
THIS IS NOT A PURCHASE AGREEMENT.

PLEASE REVIEW THESE MATTERS CAREFULLY AND SEEK INDEPENDENT PROFESSIONAL ADVICE IF YOU HAVE ANY QUESTIONS CONCERNING THIS TRANSACTION. YOU ARE ENTITLED TO AN EXACT COPY OF THE AGREEMENT YOU SIGN.

Itemization of Gross Capitalized Cost

Agreed Upon Value of the Vehicle $ 82795.00	Sales/Use Tax and Other Applicable Taxes + $ N.A.	Title Fees + $ N.A.	License and Registration Fees + $ N.A.	Extended Warranty and Service Contract + $ N.A.	Lessor Services + $ N.A.
Acquisition Fee + $ 495.00	Documentation Fee + $ N.A.	+ $ N.A.	+ $ N.A.	+ $ N.A.	Total Gross Capitalized Cost = $ 93290.00

SIGNATURES AND IMPORTANT NOTICES

Modification: This lease sets forth all of the agreements of Lessor and You for the lease of the Vehicle. There is no other agreement. Any change in this lease must be in writing and signed by You and Jaguar Credit.
Lessee: AZUR INTERNATIONAL INC By: [signature] Title: PRESIDENT
Co-Lessee: By: Title:

YOU ACKNOWLEDGE THAT YOU HAVE READ AND AGREE TO BE BOUND BY THE ARBITRATION PROVISION ON THE REVERSE SIDE OF THIS CONTRACT.

NOTICE: **(1) Do not sign this lease before You read it or if it has any blank space to be filled in. (2) You have the right to get a filled-in copy of this lease. You state that You have been given a filled-in copy of this lease at the time You sign it and notice of an assignment of this lease by the Lessor to Holder.**
Lessee: AZUR INTERNATIONAL INC By: [signature] Title: PRESIDENT
Co-Lessee: By: Title:

Lessor is hereby notified that Holder has assigned to "Intermediary," as defined in the Jaguar Credit Lease Assignment, its rights (but not its obligations) with respect to the purchase of this Vehicle and the sale of this Vehicle at lease termination.
Lessor accepts this lease and assigns it to Holder under the terms of the Jaguar Credit Finance Plan for Dealers agreement between Lessor and Holder, unless otherwise indicated here:
Lessor: ALPINE MOTORS INC. By: Title:

C 19003-P Apr 02
Previous editions may NOT be used.
FL

NOTICE: SEE OTHER SIDE FOR IMPORTANT INFORMATION

CO-LESSEE

VEHICLE MAINTENANCE, INSURANCE AND USE

1. **VEHICLE USE AND SUBLEASING.** You will not use, or permit others to use the Vehicle (a) in violation of any law, (b) contrary to the provisions of any insurance policies covering the Vehicle, (c) outside the state where first titled or registered for more than **30** days without Jaguar Credit's written consent, (d) outside the United States, except for less than 30

4. **VEHICLE INSURANCE** You must insure the Vehicle during this lease. This insurance must be acceptable to Jaguar Credit and Holder. You and Holder with (a) comprehensive fire and theft insurance with a maximum deductible amount of $1,000; and (b) collision and upset insurance with a maximum deductible of $1,000; and (c) automobile